EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF BLUEGATE CORPORATION AS OF JUNE 30, 2005 AND FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE TWELVE MONTHS ENDED DECEMBER 31, 2004.

BLUEGATE CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2005 AND FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND THE TWELVE MONTHS ENDED DECEMBER 31, 2004.

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Bluegate Corporation (the "Company" or "Bluegate") and Trilliant Corporation ("Trilliant") after giving effect to our acquisition of Trilliant ("Acquisition") and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The Company acquired certain assets of Trilliant in exchange for $161,033 in cash and 258,302 shares of Bluegate's common stock valued at $180,811. The transaction was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." The Acquisition closed on September 15, 2005.

The unaudited pro forma condensed combined balance sheets as of June 30, 2005 is presented to give effect to the acquisition as if it occurred on June 30, 2005 by combining the historical balance sheets of Bluegate and Trilliant at June 30, 2005. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2005 is presented as if the acquisition had taken place on January 1, 2005 by combining the historical results of Bluegate and Trilliant for the six months ended June 30, 2005. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2004 is presented as if the acquisition had taken place on January 1, 2004 by combining the historical results of Bluegate and Trilliant for the twelve months ended December 31, 2004.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had occurred on January 1, 2004, nor is it indicative of future operating results or financial position. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in our annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

BLUEGATE CORPORATION
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Unaudited Pro Forma Combined Condensed Financial Statements:

Unaudited Pro Forma Combined Balance Sheets as of June 30, 2005	3

Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2005	4

Unaudited Pro Forma Combined Statements of Operations for the twelve months ended December 31, 2004	5

Notes to Unaudited Pro Forma Combined Condensed Financial Statements	6

BLUEGATE CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
JUNE 30, 2005

	Historical Bluegate June 30, 2005 (Unaudited)	Historical Trilliant June 30, 2005 (Unaudited)	Eliminate Trilliant June 30, 2005 Historical		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$169,756	$-	$-		$(161,033)	(D)	$8,723
Accounts receivable, net	108,109	153,651	-		-		261,760
Inventory	46,231	-	-		-		46,231
Prepaid expenses and other	31,863	-	-		-		31,863
Total current assets	355,959	153,651	-		(161,033)		348,577
Property and equipment, net	60,516	12,832	-		41,893	(B)	115,241
Long term investment	30,000	-	(166,483)	(A)	166,483		30,000
Goodwill	-	-	-		28,702	(B)	28,702
Intangible assets, net	-	1,250	(1,250)	(A)	104,771	(B)	104,771
Total assets	$446,475	$167,733	$(167,733)		$180,816		$627,291

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Convertible notes payable	$86,734	$-	$-		$-		$86,734
Notes payable	12,800	-	-		-		12,800
Bank line of credit	-	50,746	(50,746)	(A)	-		-
Notes payable - related parties	-	254,542	(254,542)	(A)	-		-
Accounts payable	608,195	27,555	(27,555)	(A)	-		608,195
Accrued liabilities	487,425	14,947	(14,947)	(A)	-		487,425
Advance on sale of securities	275,000	-	-		-		275,000
Total current liabilities	1,470,154	347,790	(347,790)		-		1,470,154

Long term debt - related party	-	24,341	(24,341)	(A)	-		-
Total liabilities	1,470,154	372,131	(372,131)		-		1,470,154
Commitments and contingencies	-	-	-		-		-

Stockholders’ deficit:

Series A Convertible Non-Redeemable Preferred stock, $.001 par value, 20,000,000 shares authorized, 110,242 issued and outstanding, $5,000 per share liquidation preference($551,210 aggregate liquidation preference)	-	-	-		-		-

Common stock, $.001 par value, 50,000,000 shares authorized, 5,031,343 shares issued and outstanding at June 30, 2005	5,032	1,000	(1,000)	(A)	26	(D)	5,058
Additional paid-in capital	9,003,298	2,100	(2,100)	(A)	180,790	(D)	9,184,088
Subscription receivable	(15,006)	-	-		-		(15,006)
Treasury stock	-	(39,877)	39,877	(A)	-		-
Deferred compensation	(117,365)	-	-		-		(117,365)
Accumulated deficit	(9,899,638)	(167,621)	167,621	(A)	-		(9,899,638)
Total stockholders’ deficit	(1,023,679)	(204,398)	204,398		180,816		(842,863)

Total liabilities and stockholders’ deficit	$446,475	$167,733	$(167,733)		$180,816		$627,291

BLUEGATE CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Six months ended June 30, 2005
	As Reported by Bluegate Unaudited	As Reported by Trilliant Unaudited	Pro Forma Adjustments		Pro Forma Combined

Service revenue	$875,767	$514,382	$-		$1,390,149

Cost of services	421,731	-	-		421,731
Gross margin	454,036	514,382	-		968,418

Selling, general and administrative expenses	2,051,726	561,009	9,810	(C)	2,622,545

Loss from operations	(1,597,690)	(46,627)	(9,810)		(1,654,127)

Interest income	(2,932)	-	-		(2,932)
Loss on conversion of notes payable to common stock	892,882	-			892,882
Interest expense	70,372	7,175	-		77,547
Other income	(1,952)	-	-		(1,952)

Net loss	$(2,556,060)	$(53,802)	$(9,810)		$(2,619,672)

Basic and diluted:

Net loss per common share:	$(0.69)	-	-		$(0.66)

Weighted average shares outstanding	3,710,123	-	258,302	(D)	3,968,425

BLUEGATE CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004

	Twelve months ended December 31, 2004
	As Reported by Bluegate Audited	As Reported by Trilliant Audited	Pro Forma Adjustments		Pro Forma Combined

Service revenue	$1,109,502	$1,195,640	$-		$2,305,142

Cost of services	597,818	-	-		597,818
Gross margin	511,684	1,195,640	-		1,707,324

Selling, general and administrative expenses	1,389,723	1,518,545	19,620	(C)	2,927,888

Loss from operations	(878,039)	(322,905)	(19,620)		(1,220,564)

Interest income	4,400	-	-		4,400
Interest expense	(46,240)	(25,820)	-		(72,060)
Other income	6,467	-	-		6,467
Other expense	-	(15)	-		(15)

Loss from continuing operations	(913,412)	(348,740)	(19,620)		(1,281,772)

Discontinued operations:
Gain from sale of discontinued broadband internet segment	784,213	-	-		784,213
Loss from operation of discontinued broadband internet segment	(511,000)	-	-		(511,000)

Income from discontinued operations	273,213	-	-		273,213

Net loss	$(640,199)	$(348,740)	$(19,620)		$(1,008,559)

Basic and diluted:

Net income (loss) per common share:
Continuing operations	$(0.42)	-	-		$(0.53)
Discontinued operations	$0.12	-	-		$0.11

Weighted average shares outstanding	2,161,615	-	258,302	(D)	2,419,917

BLUEGATE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION
The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Bluegate Corporation (the Company or Bluegate) and Trilliant Corporation (Trilliant) after giving effect to our acquisition of Trilliant (Acquisition) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. We acquired certain of the assets of Trilliant on September 15, 2005.

The unaudited pro forma condensed combined balance sheets as of June 30, 2005 is presented to give effect to the acquisition as if it occurred on June 30, 2005 by combining the historical balance sheets of Bluegate and Trilliant at June 30, 2005. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2005 is presented as if the acquisition had taken place on January 1, 2005 by combining the historical results of Bluegate and Trilliant for the six months ended June 30, 2005. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2004 is presented as if the acquisition had taken place on January 1, 2004 by combining the historical results of Bluegate and Trilliant for the twelve months ended December 31, 2004.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had occurred on January 1, 2004, nor is it indicative of future operating results or financial position. The unaudited pro forma combined condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of Bluegate included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

2.  TRILLIANT ACQUISITION
On September 15, 2005, Bluegate acquired substantially all of the assets and assumed certain ongoing contractual obligations of Trilliant Corporation, a company that provides assessment, design, vendor selection, procurement and project management for large technology initiatives, particularly in the healthcare arena. The acquisition will strengthen Bluegate as a competitor in the technology management industry. The purchase price consisted of $161,033 in cash and 258,302 shares of Bluegate's common stock valued at $180,811, for a total of $341,844. The asset sale and purchase agreement provides for additional consideration of up to 827,160 common shares depending on the acquired business' revenue over the next two years and royalty payments based on sales over the next two years of certain software acquired. The estimated fair values of the assets acquired at September 15, 2005 are as follows:

Property and equipment	$17,270
Computer software	41,893
Customer list	28,702
Accounts receivable	170,777
Goodwill	83,202

Total	$341,844

Additional consideration, if any, will be allocated to goodwill upon payment. Goodwill will be tested periodically for impairment as required by FASB Statement No. 142, "Goodwill and other Intangible Assets."

The allocation of the purchase price was based upon estimates of fair values attributable to the Acquisition. The cost of the identifiable intangible assets will be amortized on a straight-line basis over periods ranging from 3 to 5 years.

3.  HISTORICAL INFORMATION
Trilliant's historical financial information as of June 30, 2005 and the six months then ended, as well as of and for the twelve months ended December 31, 2004, are derived from Trilliant's historical financial statements. Certain reclassifications have been made to these financial statements to conform to the presentation used in Bluegate's historical financial statements. Such reclassifications had no effect on Trilliant's previously reported net income or loss or income from operations.

BLUEGATE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

4.  PRO FORMA ADJUSTMENTS
(A)	Adjustments related to assets not acquired and liabilities not assumed as part of the transaction.

(B)
Allocation of the total purchase price of Trilliant's net tangible and identifiable intangible assets is shown as if the transaction had occurred June 30, 2005. The excess of the purchase price over the net tangible and identifiable intangible assets was allocated to goodwill. The total purchase has been allocated as follows:

Accounts receivable, net	$153,651
Included in property and equipment, net:
Property and equipment	54,720

Identifiable intangible assets:
Customer list	28,702
Goodwill	104,771

$341,844

(C)	Amortization expense of tangible and intangible assets as a result of the Acquisition of approximately $1,635 per month.

(D)	Payment of cash and the issuance of Bluegate's common stock related to the transaction.